UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2014

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 2, 2014, HMS Funding I, LLC, a Maryland limited liability company (“HMS Funding”), a wholly-owned Structured Subsidiary of HMS Income Fund, Inc. (the “Company”), entered into a credit agreement (the “HMS Funding Facility”) among: HMS Funding; the Company, as equityholder and as servicer; Deutsche Bank AG, New York Branch (“Deutsche Bank”) as administrative agent and lender; the financial institutions party thereto as lenders (together with Deutsche Bank, the “HMS Funding Lenders”); and U.S. Bank National Association as the collateral agent (the “Collateral Agent”). On July 22, 2014, HMS Funding, the Company, Deutsche Bank and the Collateral Agent entered into Amendment No. 1 (the “Amendment)” to the HMS Funding Facility. The Amendment provides, among other things, for an increase in the borrowing capacity under the HMS Funding Facility to $100 million. In addition, at HMS Funding’s request and upon approval by the HMS Funding Lenders, the maximum borrowings under the HMS Funding Facility can be increased by up to an additional $150 million, in the aggregate, subject to certain limitations contained in the HMS Funding Facility, for a total maximum capacity of $250 million.
This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Amendment No. 1 to the Loan Financing and Servicing Agreement, dated as of June 2, 2014, by and among HMS Funding I LLC, as Borrower, HMS Income Fund, Inc., as Equityholder and Servicer, the financial institutions party thereto as lenders, Deutsche Bank AG, New York branch as Administrative Agent and U.S. Bank National Association, as Collateral Agent.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

July 25, 2014	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary